MAJESTIC FUNDING PARTNERS, LLC

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE-SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE-SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING CIRCULAR DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE COMPANY (THE “PLATFORM”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN THE “STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS” SECTION OF THE OFFERING CIRCULAR. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS, IF ANY) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED OR IN ANY STATE OR JURISDICTION IN WHICH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

TO MAJESTIC FUNDING PARTNERS, LLC OR

ITS DULY AUTHORIZED ATTORNEY-IN-FACT

460 S Greenfield Rd

Suite 5

Mesa, AZ 85206

1.SUBSCRIPTION.

(a)  The undersigned (whether one or more, hereafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of Class A Common Units (the “Securities”) of Majestic Funding Partners, LLC, a Delaware limited liability company (the “Company”), at a purchase price of $10.00 per Unit (the “Per Unit Price”), with a minimum purchase of five hundred dollars ($500.00) which is fifty (50) Units or higher (“Minimum Purchase”), subject to the discretion of the Company and upon the terms and conditions set forth herein. The rights of the Class A Common Unit(s) are as set forth in the Certificate of Formation and Operating Agreement of the Company, each included in the Exhibits to the offering circular of the Company filed with the SEC (the “Offering Circular”).

(b) Subscriber understands that the Securities are being offered pursuant to an offering statement dated October 15, 2023 (the “Offering Statement”), a copy of which has been filed with the SEC. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular, including the Exhibits thereto, and any other Offering Materials or other information required by the Subscriber to make an investment decision.

(c)  Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company, in its sole discretion. In addition, the Company, in its sole discretion, may allocate to Subscriber only a portion of the number of Securities for which the Subscriber has subscribed. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder relating to the rejected portion of the subscription shall terminate.

(d)  The aggregate number of Securities sold shall not exceed 4,500,000 Class A Common Unit(s) (the “Maximum Number of Units”).  The Company may accept subscriptions until ___________, 2024, unless extended by the Company, in its sole discretion, in accordance with applicable SEC regulations or until the Maximum Number of Units under the Offering are sold, whichever shall first occur (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

(e) This Agreement and the covenants made herein shall survive the closing of the purchase of the Securities, provided, however, that in the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which section shall survive termination of this Subscription Agreement and shall remain in full force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Subscriber and its transferees, heirs, successors and assigns (individually and collectively, the “Transferee”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company, in advance, an instrument in a form acceptable to the Company, in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree to, and be bound by the representations and warranties of Subscriber and the terms of this Subscription Agreement, and the Company consents to the transfer in its sole discretion.

(g)  By agreeing to these provisions, Subscribers will not be deemed to have waived their rights under the federal securities laws and the rules and regulations thereunder.

2.PURCHASE PROCEDURE.

(a)  Payment. The purchase price for the Securities shall be paid prior to the execution and delivery to the Company of the signature page of this Subscription Agreement as an e-signature. Subscriber shall deliver an e-signed copy of this Subscription Agreement, after payment for the aggregate purchase price of the Securities by any means approved by the Company, including but not limited to a check, ACH electronic transfer, or by wire transfer to an account designated by the Company and as set forth in the Offering Circular.

(b) Deposit Arrangements. Payment for the Securities must be received by Colonial Capital, LLC from Subscriber by ACH electronic transfer, wire transfer of immediately available funds, check or other means approved by the Company, in the amount as set forth on the signature page hereto. Subscriber shall receive notice and evidence of the digital entry of the number of the Securities owned by Subscriber reflected on the books and records of the Company and verified by Colonial Capital, LLC, which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Subscriber that the following are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Subscription Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current managers or officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, and any other agreements or instruments required hereunder. The Company is duly qualified and authorized to conduct business and is in good standing as a foreign entity in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The issuance, sale, and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No Filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities pursuant to this Offering is as set forth in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial Statements. Complete copies of the Company’s consolidated financial statements consisting of the balance sheets of the Company as of June 30, 2021, and the related statements of operations, shareholders’ equity and cash flows for the period then ended (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the consolidated financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. Fruci & Associates, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in the Offering Circular.

(h) Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants that the following are true and complete in all material respects as of each Closing Date:

(a)  Requisite Power and Authority. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out the provisions thereof. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the applicable Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)  Investment Representations. The Securities subscribed to pursuant to this Subscription Agreement will be purchased for Subscriber’s own account and will be held for investment and not with the view to, or for resale in connection with, any distribution thereof. By such representation Subscriber means that Subscriber intends to hold the Securities for investment without the intent of participating directly or indirectly in a distribution thereof, and that Subscriber does not intend to dispose of all or any part of the Securities unless Subscriber determines that some change in Subscriber’s personal circumstances, by reason of some intervening event not now in contemplation, has occurred which makes such disposition necessary.

Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

Subscriber agrees that Subscriber will not in any way transfer or dispose of any of the Securities unless either the Securities are covered by an effective registration statement under the Securities Act, or the transfer or disposition is exempt from the registration requirements of the Securities Act. Subscriber further agrees that Subscriber will not in any way transfer or dispose of any of the Securities in violation of any other applicable securities laws and regulations, or in violation of any other applicable law.

Subscriber hereby agrees that the Securities shall be transferable only on the books of the Company, and that no transfer shall be made on the books of the Company and no attempted transfer shall be effective unless and until the request for transfer is accompanied by an opinion of counsel of the Company, or an opinion of counsel for Subscriber which is acceptable to the Company, in their reasonable discretion, to the effect that neither the sale nor the proposed transfer results in a violation of the Securities Act, any other applicable securities laws and regulations, or any other applicable law of which said counsel is aware.  Subscriber hereby acknowledges that the Company is under no obligation to assist Subscriber financially or otherwise in registering the Securities under the Securities Act or any other applicable securities laws and regulations, or in obtaining said opinion of counsel, and Subscriber agrees to bear the entire cost of obtaining any such opinion. Subscriber agrees that a legend in substantially the following form may be placed on any certificate or certificates delivered to Subscriber or any substitutes therefor:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL AND STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN A TRANSACTION WHICH IS REGISTERED UNDER, EXEMPT FROM, OR OTHERWISE IN COMPLIANCE WITH THE FEDERAL AND STATE SECURITIES LAWS, AS TO WHICH THE ISSUER HAS RECEIVED SUCH ASSURANCES AS THE ISSUER MAY REQUEST, WHICH MAY INCLUDE, A SATISFACTORY OPINION OF ITS COUNSEL.

(c)  Illiquidity and Continued Economic Risk.  Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist.  Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities.  Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(d)  Unitholder Information. Within five (5) days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a unitholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, in addition to any other requirements, restrictions, or provisions hereunder, Subscriber will require the Transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(e) Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. The Subscriber has had an opportunity to discuss the Company’s business, management and financial affairs with managers and officers of the Company and has had the opportunity to review the Company’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(f) Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

(g) Domicile. The Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page hereto.

(h) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees, or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. The undersigned will indemnify and hold the Company harmless against any liability, loss, or expense (including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses) arising in connection with any such claim.

(i) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber shall immediately notify the Company, and Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

5.INDEMNITY.

The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the transactions contemplated by this Subscription Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, managers and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6.GOVERNING LAW; JURISDICTION.

This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

EXCEPT FOR MATTERS OR ACTIONS ARISING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OF 1934, SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND AGREE THAT ANY ACTION OR PROCEEDING RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH DELAWARE COURTS. SUBSCRIBER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS FROM ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND TO THE ADDRESSES SPECIFIED IN THIS SUBSCRIPTION AGREEMENT.

7.DIGITAL SIGNATURES; ELECTRONIC COMMUNICATION.

Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures.

You may execute this Subscription Agreement by providing one of the following: (i) your original, scanned, or faxed signature; or (ii) your electronic signature, as prescribed in the bulleted paragraphs below.

•The mechanics of the electronic signature requested herein include your execution of this Subscription Agreement and other governing agreements (such as LLC or operating agreements, certificates of formation, resolutions, etc.) for the Company in a single signature block.  By typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a security hash within an SSL encrypted environment, you will have accepted and agreed, without reservation, to all of the terms and conditions contained within this Subscription Agreement and other governing agreements. Your electronically signed Agreements will be stored by the Company in such a manner that the Company can access them at any time.

•You hereby consent and agree that the electronic signature below constitutes your signature, acceptance, and agreement of both the Subscription Agreement and other governing agreements as if each of these documents were actually signed by you in writing.  Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement and other governing agreements shall be legally binding and that such transaction has been authorized by you.  You agree that your electronic signature below is the legal equivalent of your manual signature on both this Subscription Agreement and other governing agreements and that you consent to be legally bound by terms and conditions of such Agreements. The Subscription Agreement and other governing agreements may be executed in counterparts and by electronic signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Furthermore, you hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement or the other governing agreements specifically, and/or future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the vesting information below or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients’ email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

YOUR CONSENT IS HEREBY EXPRESSLY GIVEN TO THE FOLLOWING:

By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement and other governing agreements, as well as ongoing disclosures, communications, and notices.

By signing this document, the Subscriber is agreeing to both all other governing agreements and the Subscription Agreement and all provisions, clauses, representations, warranties, acknowledgments and covenants contained therein, each of which: (i) shall be binding on the heirs, executors, administrators, successors and permitted assigns of the undersigned, and (ii) may not be cancelled, withdrawn, revoked, or terminated by the undersigned except as set forth therein. If there is more than one signatory hereto, the representations, warranties, acknowledgments, and agreements of the undersigned are made jointly and severally.

8.MISCELLANEOUS.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber, except as set forth in Section 1(f) hereof.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators, assigns, and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed, or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[SIGNATURE PAGE FOLLOWS]

MAJESTIC FUNDING PARTNERS, LLC
SUBSCRIPTION AGREEMENT - SIGNATURE PAGE

The undersigned, desiring to purchase Class A Common Units in Majestic Funding Partners, LLC, by executing this Signature Page, hereby executes, adopts, and agrees to all the terms, conditions, and representations set forth in the undersigned’s Subscription Agreement and the governing documents of the Company.

(a)The number of Class A Common Units the undersigned hereby irrevocably subscribes for is: ________________ (print number of Securities)

(b)The aggregate purchase price (based on a Per Unit Price of $10.00) the undersigned hereby irrevocably subscribes for is:  $_________________ (print aggregate purchase price)

(c)The Securities being subscribed to will be owned by, and should be recorded on the Company’s books as held in the name of ___________________________________________ (print name of owner or joint owners):

Subscriber Signature:  ______________________________________

Subscriber Name:  _________________________________________

Subscriber Address:  _______________________________________

_________________________________________________________

Date:  ______________________

This Subscription is accepted by Majestic Funding Partners, LLC

Date: _________________, 20__.

By: _______________________________

Name:  ____________________________

Title: ______________________________

CONFIDENTIAL